Exhibit 99.1
Seacoast Announces Sale of $50 Million and Funded Commitments for $200 Million for
Mandatorily Convertible Preferred Stock
     STUART, Fla, April 9 /PRNewswire-FirstCall/ — Seacoast Banking Corporation of Florida (the “Company”) (Nasdaq: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank (the “Bank”), announced today that it has completed a placement of $50 million of Series B Mandatorily Convertible Noncumulative Nonvoting Preferred Stock (the “Series B Preferred Stock”) that will be permanent capital. The Company also entered into binding agreements to sell $200 million of Series C Mandatorily Convertible Noncumulative Nonvoting Preferred Stock (the “Series C Preferred Stock”), with the investors’ subscription funds held in escrow.
     The Series B Preferred Stock and the Series C Preferred Stock (collectively, the “Preferred Stock”) are identical except for their conversion prices of $1.45 and $1.55, respectively. Shares of Preferred Stock is mandatorily convertible into shares of the Company’s common stock (the “Common Stock”) immediately following receipt of the shareholder approvals.
     The Company intends to seek shareholder approval, at its annual shareholders’ meeting or at a special shareholders’ meeting held as soon as possible and by not later than 75 days following the closing of the Placement, to:
•	amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the conversion in full of the Preferred Stock and provide available authorized but unissued shares for general corporate purposes; and

•	approve the issuance of the Company’s Common Stock upon conversion of the Preferred Stock for purposes of Rule 5635 of the Nasdaq Listing Rules.
     The Series B Preferred Stock is permanent capital to support the Company’s and the Bank’s capital adequacy and growth, of which approximately $35 million has been received or will be received on April 10. Approximately $14 million of additional Series B Preferred Stock will be issued to our largest shareholder, CapGen Capital Group III (“CapGen”), pursuant to a binding sales agreement, upon Federal Reserve approval of CapGen’s additional investment in the Company.
     All proceeds of the Series C Preferred Stock are being held in escrow to support the Bank’s efforts related to a possible assisted transaction, and will be returned to investors if the transaction is not completed.
     Dennis S. Hudson, III, Chairman of the Company, stated:
“We are very pleased with this offering and appreciative of the support we received from our largest shareholder, CapGen, and other long-term institutional investors. This positions us to pursue opportunities in our markets, and otherwise supports our growth and financial strength.”
     Sandler O’Neill + Partners, L.P. acted as the sole placement agent for the Placement.
     The Preferred Stock was offered and sold in private transactions and has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
     Seacoast Banking Corporation of Florida has approximately $2.2 billion in assets. It is one of the largest independent commercial banking organizations domiciled in Florida, and is headquartered on Florida’s Treasure Coast.

Cautionary Notice Regarding Forward-Looking Statements
     Certain of the statements made herein are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
     All statements other than statements of historical fact, including all statements regarding FDIC-assisted transactions, are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.
     All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our Securities and Exchange Commission (“SEC”) reports and filings. Such reports are available upon request from the Company, or from the SEC, including through the SEC’s Internet website at http://www.sec.gov. There is no assurance that the Company will be successful in acquiring the target institution in a FDIC-assisted transaction.
     We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.